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                                                                    EXHIBIT 4.8


                              CERTIFICATE OF TRUST


         The undersigned, the trustees of Conseco Financing Trust III, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

 1. The name of the business trust being formed hereby (the "Trust") is "Conseco Financing Trust III."

 2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                             First Union Bank of Delaware
                            Corporate Trust Administration
                                   One Rodney Square
                                    920 King Street
                                 Wilmington, DE  19801

 3. This Certificate of Trust shall be effective as of the date of filing with the office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of the date written below.

Dated: October 28, 1996



/s/ Rollin M. Dick
--------------------------------
Rollin M. Dick, Trustee

/s/ Stephne C. Hilbert
---------------------------------           FIRST UNION BANK OF DELAWARE, as
Stephen C. Hilbert, Trustee                 Trustee

/s/ Lawrence W. Inlow                       By: /s/ Constance C. McCarthy
---------------------------------              --------------------------------
Lawrence W. Inlow, Trustee                  Name:   Constance C. McCarthy
                                                  -----------------------------
                                            Title:  President
                                                  -----------------------------